Exhibit 10.2

SECURITY AGREEMENT

dated as of

October [●], 2016

among

OMEROS CORPORATION,

The Other Grantors from Time to Time Party Hereto

and

CRG SERVICING LLC,

as Administrative Agent and Collateral Agent

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Table of Contents

(continued)

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EXHIBITS

Exhibit A	-	Form of Joinder

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SECURITY AGREEMENT

SECURITY AGREEMENT dated as of October [●], 2016, among OMEROS CORPORATION, a Washington corporation (“Borrower”), the Subsidiary Guarantors from time to time party hereto (collectively with Borrower and each entity that becomes a “Grantor” hereunder as contemplated by Section 5.12, the “Grantors” and each, a “Grantor”) and CRG SERVICING LLC, a Delaware limited liability company, as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns, the “Administrative Agent”).

The Lenders have agreed to provide term loans to Borrower as provided in the Loan Agreement (as defined below).

Each Grantor (other than Borrower) has guaranteed the obligations of Borrower to the Secured Parties under the Loan Agreement.

To induce the Lenders to extend credit under the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor has agreed to grant a security interest in the Collateral (as defined below) of such Grantor as security for the Secured Obligations (as defined below).

Accordingly, the parties hereto agree as follows:

Section 1. Definitions, Etc.

1.01 Certain Uniform Commercial Code Terms. As used herein, the terms “Accession,” “Account,” “As-Extracted Collateral,” “Chattel Paper,” “Check,” “Commodity Account,” “Commodity Contract,” “Deposit Account,” “Document,” “Electronic Chattel Paper,” “Encumbrance,” “Equipment,” “Fixtures,” “General Intangible,” “Goods,” “Instrument,” “Inventory,” “Investment Property,” “Letter of Credit,” “Letter-of-Credit Right,” “Proceeds,” “Promissory Note,” “Record” and “Supporting Obligation” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security,” “Entitlement Holder,” “Financial Asset,” “Securities Account,” “Security,” “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

1.02 Additional Definitions. In addition, as used herein:

“Clinical Trial Assets” means all clinical trial supplies or equipment maintained at preclinical and/or clinical testing sites or located with a manufacturer or a distributor.

“Collateral” has the meaning assigned to such term in Section 3.01.

“Controlled Foreign Corporation” means a “controlled foreign corporation” as defined in the Code.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations (including, but not limited to, those listed in Annex 4 to the Security Agreement

Disclosure Letter), including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.

“Excluded Accounts” means (a) any Deposit Account of a Grantor that is used by such Grantor solely as a payroll account for the employees of Borrower or its Subsidiaries or the funds in which consist solely of funds held by such Grantor in trust for any director, officer or employee of such Grantor or any employee benefit plan maintained by such Grantor or funds representing deferred compensation for the directors and employees of such Grantor, (b) escrow accounts, Deposit Accounts and trust accounts, in each case holding assets that are pledged or otherwise encumbered pursuant to Permitted Liens, (c) Deposit Accounts and Securities Accounts held in jurisdictions outside the United States; provided that the value of such accounts in this subclause (c) shall not exceed $750,000 in the aggregate or $250,000 per account at any time, and (d) accounts used to cover import or export duties, value added taxes, duty bonds or similar payments; provided that the value of such accounts in this subclause (d) shall not exceed $100,000 in the aggregate or $50,000 per account at any time.

“Excluded Asset” means (a) any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Collateral and any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (b) those assets over which pledging or granting of security interests therein would be prohibited by applicable law, rule or regulation (other than to the extent such prohibition is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity), (c) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interest in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity) and (d) to the extent any property is excluded from the Collateral solely by operation of Section 3.02, such property.

“Initial Pledged Shares” means the Shares of each Issuer beneficially owned by any Grantor on the date hereof and identified in Annex 2 to the Security Agreement Disclosure Letter.

“Issuers” means, collectively, (a) the respective Persons identified on Annex 2 to the Security Agreement Disclosure Letter under the caption “Issuer”, (b) any other Person that shall at any time be a Subsidiary of any Grantor and (c) the issuer of any equity securities hereafter owned by any Grantor.

“Joinder” has the meaning specified in Section 5.12.

“Loan Agreement” means that certain term loan agreement, dated as of the date hereof, among Borrower, the Subsidiary Guarantors from time to time party thereto, the lenders from time to time party thereto and the Administrative Agent, as such agreement is amended, supplemented, or otherwise modified, restated, extended, renewed, or replaced from time to time.

“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, if the title thereto is governed by a certificate of title or ownership.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein (including, but not limited to, those listed in Annex 5 to the Security Agreement Disclosure Letter) together with the reissues, divisions, renewals, extensions and continuations in part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Pledged Property” means the Deposit Accounts, the Pledged Shares, the Securities Accounts, the Commodity Accounts (other than Excluded Accounts) and all or any part of any other present or future interests of any Grantors in Investment Property, including all of the present or future Security Entitlements of such Grantor as Entitlement Holders in respect of such Security Entitlements, all of the present or future Commodity Contracts of such Grantor as commodity customers in respect of such Commodity Contracts, all credit balances relating to such property, all Chattel Paper, Electronic Chattel Paper, Instruments and Letter-of-Credit Rights of Grantors, and all other rights and benefits accruing to or arising in connection with such property, and all Proceeds of such property; provided, for the avoidance of doubt, that none of the Pledged Property shall include any Excluded Assets described in Section 3.02(a).

“Pledged Shares” means, collectively, (a) the Initial Pledged Shares and (b) all other Shares of any Issuer now or hereafter owned by any Grantor, together in each case with (i) all certificates representing the same, (ii) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (iii) without prejudice to any provision of any of the Loan Documents prohibiting any merger or consolidation by an Issuer, all Shares of any successor entity of any such merger or consolidation.

“Secured Obligations” means, with respect to each Grantor, the Obligations of such Grantor.

“Shares” means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or equity interests of any class in any Person.

“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations (including those listed in Annex 6 to the Security Agreement Disclosure Letter), including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use thereof.

1.03 Other Defined Terms. All other capitalized terms used and not defined herein have the meanings ascribed to them in the Loan Agreement.

Section 2. Representations and Warranties. Each Grantor represents and warrants to the Secured Parties that:

2.01 Liens; Due Execution and Delivery. The execution, delivery and performance of this Agreement, and the grant of security interests pursuant hereto, will not result in the creation or imposition of any Lien on any asset of such Grantor (except for the security interests created pursuant hereto). This Agreement has been duly executed and delivered by such Grantor.

2.02 Title. (a) Such Grantor is the sole beneficial owner of the Collateral in which it purports to grant a lien hereunder, and no lien exists upon such Collateral (and no right or option to acquire the same exists in favor of any other Person) other than Permitted Liens.

(b) The security interest created or provided for herein constitutes a valid first-priority (subject to Permitted Priority Liens) perfected lien on such Collateral, subject, for the following Collateral, to the occurrence of the following: (i) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the filing of a UCC financing statement naming such Grantor as debtor, the Secured Parties as secured parties, and listing all personal property as collateral, (ii) with respect to any Deposit Account, Securities Account or Commodity Account, the execution of agreements among such Grantor, the applicable financial institution and the Administrative Agent, effective to grant “control” (as defined in the UCC) over such Deposit Account, Securities Account or Commodity Account to the Administrative Agent, (iii) with respect to any Intellectual Property not described in the foregoing clause (i), the filing of this Security Agreement or a short-form security agreement evidencing certain provisions under this Security Agreement with the applicable Intellectual Property office of the applicable government for such Intellectual Property as required under the Loan Agreement, and (iv) in the case of all certificated Shares, the delivery thereof to the Administrative Agent, properly endorsed for transfer to the Administrative Agent or in blank.

2.03 Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of such Grantor as of the date hereof are correctly set forth in Annex 1 to the Security Agreement Disclosure Letter. Annex 1 to the Security Agreement Disclosure Letter correctly specifies (i) the place of business of such Grantor or, if such Grantor has more than one place of business, the location of the chief executive office of such Grantor and (ii) each location where Collateral in excess of $250,000 is stored or located.

2.04 Changes in Circumstances. Such Grantor has not (a) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the

NYUCC), or (b) except as specified in Annex 1 to the Security Agreement Disclosure Letter, heretofore changed its name.

2.05 Pledged Shares. (a) The Initial Pledged Shares constitute (i) 100% of the issued and outstanding Shares of each Issuer (other than a Controlled Foreign Corporation to which Section 3.02(a) applies) beneficially owned by such Grantor on the date hereof (other than any Shares held in a Securities Account referred to in Annex 7 to the Security Agreement Disclosure Letter), whether or not registered in the name of such Grantor and (ii) in the case of each Issuer that is a Controlled Foreign Corporation to which Section 3.02(a) applies, the issued and outstanding shares of capital stock required to be pledged in accordance with Section 8.12 of the Loan Agreement. Annex 2 to the Security Agreement Disclosure Letter correctly identifies, as at the date hereof, the respective Issuers of the Initial Pledged Shares and (in the case of any corporate Issuer) the respective class and par value of such Shares and the respective number of such Shares (and registered owner thereof) represented by each such certificate.

(b) The Initial Pledged Shares are, and all other Pledged Shares that in the future will constitute Collateral will be upon issuance, (i) duly authorized, validly existing, fully paid and non-assessable (in the case of any Shares issued by a corporation) and (ii) duly issued and outstanding (in the case of any equity interest in any other entity). None of such Pledged Shares are or will be subject to any contractual restriction, or any restriction under the charter, bylaws, partnership agreement or other organizational instrument of the respective Issuer thereof, upon the transfer of such Pledged Shares (except for any such restriction (i) contained in or expressly permitted under any Loan Document, (ii) contained in any Restrictive Agreement permitted under Section 9.11 of the Loan Agreement, or (iii) affecting the offering and sale of securities generally or in any jurisdiction outside of the United States).

2.06 Promissory Notes. Annex 3 to the Security Agreement Disclosure Letter sets forth a complete and correct list of all Promissory Notes (other than any held in a Securities Account referred to in Annex 7 to the Security Agreement Disclosure Letter) held by such Grantor on the date hereof.

2.07 Intellectual Property. (a) Annexes 4, 5 and 6 to the Security Agreement Disclosure Letter, respectively, set forth a complete and correct list of all of the following wholly- or jointly-owned by such Grantor on the date hereof (or, in the case of any supplement to said Annexes 4, 5 and 6 to the Security Agreement Disclosure Letter, effecting a pledge thereof, as of the date of such supplement): (i) applied for or registered Copyrights, (ii) applied for or registered Patents, including the jurisdiction and patent number, (iii) applied for or registered Trademarks, including the jurisdiction, trademark application or registration number and the application or registration date, and (iv) trade names.

(b) Except pursuant to licenses listed in said Annexes 4, 5 and 6 to the Security Agreement Disclosure Letter (including as supplemented by any supplement effecting a pledge thereof) and as permitted under Section 9.09(i)(ii) and 9.09(m) of the Loan Agreement, such Grantor has done nothing to authorize or enable any other Person to use any Copyright, Patent or Trademark listed in said Annexes 4, 5 and 6 to the Security Agreement Disclosure Letter (as so supplemented), and all registrations listed in said Annexes 4, 5 and 6 to the Security

Agreement Disclosure Letter (as so supplemented) are, except as noted therein, in full force and effect.

(c) Such Grantor owns and possesses the right to use all Copyrights, Patents and Trademarks listed on Annexes 4, 5 and 6 to the Security Agreement Disclosure Letter, respectively. Except as set forth in the Public Filings filed prior to the Effective Date and except as set forth on Annex 4, 5 or 6 to the Security Agreement Disclosure Letter (as supplemented by any supplement effecting a pledge thereof), to such Grantor’s knowledge (i) there is no violation by others of any right of such Grantor with respect to any Copyright, Patent or Trademark listed on Annex 4, 5 or 6 to the Security Agreement Disclosure Letter (as so supplemented), respectively and (ii) the use of any Copyright, Patent or Trademark in the manner used by the Grantor in the conduct of its business does not breach, violate, infringe or interfere with or constitute a misappropriation of any valid rights arising under the Intellectual Property of another Person that is material to such Grantor’s business. No proceedings alleging such infringement have been instituted or are pending against such Grantor and no written claim against such Grantor has been received by such Grantor, alleging any such violation, except as may be set forth in Grantor’s Public Filings filed prior to the Effective Date or on Annex 4, 5 or 6 to the Security Agreement Disclosure Letter (as so supplemented).

2.08 Deposit Accounts, Securities Accounts and Commodity Accounts. Annex 7 to the Security Agreement Disclosure Letter sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts (other than Excluded Accounts) of such Grantor on the date hereof.

2.09 Commercial Tort Claims. Annex 8 to the Security Agreement Disclosure Letter sets forth a complete and correct list of all commercial tort claims of such Grantor in existence on the date hereof.

2.10 Update of Annexes. Each of Annexes 1 through 8 to the Security Agreement Disclosure Letter may be updated by Borrower prior to each Borrowing Date to ensure the continued accuracy of the representations set forth in this Section 2 to be made on or as of such Borrowing Date, by Borrower providing notice (attaching an amended and restated version of such Annex) in accordance with Section 13.02 of the Loan Agreement.

Section 3. Collateral.

3.01 Granting Clause. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor hereby pledges and grants to each Lender, each other Secured Party and the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under all of its personal property, in each case whether tangible or intangible, wherever located, and whether now owned by such Grantor or hereafter acquired and whether now existing or hereafter coming into existence, including without limitation all of the following, but excluding all Excluded Assets (collectively, and subject to the proviso at the end of this Section 3.01, “Collateral”):

(a) all Accounts;

(b) all As-Extracted Collateral;

(c) all Chattel Paper and other Records;

(d) all Checks;

(e) all commercial tort claims, as defined in Section 9-102(a)(13) of the NYUCC, arising out of the events described in Annex 8 to the Security Agreement Disclosure Letter;

(f) all Deposit Accounts;

(g) all Documents;

(h) all Encumbrances;

(i) all Equipment;

(j) all Fixtures;

(k) all General Intangibles;

(l) all Goods not otherwise described in this Section 3;

(m) all Instruments, including all Promissory Notes;

(n) all Intellectual Property;

(o) all Inventory;

(p) all Letters of Credit and all Supporting Obligations;

(q) all Investment Property not otherwise described in this Section 3, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;

(r) all Pledged Shares;

(s) all other tangible and intangible personal property whatsoever of such Grantor; and

(t) all Proceeds of any of the foregoing, all Accessions to and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor);

provided, however, that nothing set forth in this Section 3.01 or any other provision of this Agreement or any other Loan Document shall at any time constitute the grant of a security interest in, or a Lien on, any Excluded Asset, none of which shall constitute Collateral.

3.02 Controlled Foreign Corporations; Certain Leases and Licenses. Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and each Grantor shall not be deemed to have granted a security interest in, any of such Grantor’s right, title or interest in:

(a) any of the outstanding voting capital stock or other ownership interests of a Controlled Foreign Corporation (other than any Controlled Foreign Corporation that is a Grantor) in excess of 65% of the voting power of all classes of capital stock or other ownership interests of such Controlled Foreign Corporation entitled to vote; provided that (i) immediately upon the amendment of the Code to allow the pledge of a greater percentage of the voting power of capital stock or other ownership interests in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and each Grantor shall be deemed to have granted a security interest in, such greater percentage of capital stock or other ownership interests of each Controlled Foreign Corporation in which it has any interest and (ii) if no adverse tax consequences to the applicable Grantor shall arise or exist in connection with the pledge of any Controlled Foreign Corporation, the Collateral shall include, and the applicable Grantor shall be deemed to have granted a security interest in, all of the capital stock or other ownership interests of such Controlled Foreign Corporation held by such Grantor;

(b) any lease, sublease, permit, charter, license, contract or agreement to which any Grantor is a party, in each case, if and only if, and solely to the extent that, (A) the grant of a security interest therein shall constitute or result in a breach, termination or default or invalidity thereunder or thereof (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity) and (B) such lease, sublease, permit, charter, license, contract or agreement (1) is an “off the shelf” license of intellectual property that is not material to the operation of the business of the applicable Grantor or which can be replaced without a material expenditure or (2) if such lease, sublease, permit, charter, license, contract or agreement is executed by the applicable Grantor after the date hereof, the applicable Grantor, prior to entering into or obtaining such lease, sublease, permit, charter, license, contract or agreement, used commercially reasonable efforts to permit the collateral assignment thereof but was unsuccessful in obtaining such permission; provided that immediately upon the time at which the consequences described in the foregoing clause (A) shall no longer exist, the Collateral shall include, and the applicable Grantor shall be deemed to have granted a security interest in, all of such Grantor’s right, title and interest in such lease, license, contract or agreement; or

(c) any Excluded Account or any property excluded pursuant to clause (a), (b) or (c) of the definition of Excluded Asset.

Section 4. Further Assurances; Remedies. In furtherance of the grant of the security interest pursuant to Section 3, the Grantors hereby jointly and severally agree with the Secured Parties as follows:

4.01 Delivery and Other Perfection. Each Grantor shall promptly upon written request of the Administrative Agent, give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the reasonable judgment of the Majority Lenders to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Secured Parties to exercise and enforce their rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(a) if any of the Pledged Shares, Investment Property or Financial Assets constituting part of the Collateral are received by such Grantor, forthwith (x) deliver to the Administrative Agent the certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request, all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral and (y) take such other action as the Administrative Agent may deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral;

(b) promptly from time to time deliver to the Administrative Agent any and all Instruments constituting part of the Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request; provided that (other than in the case of the Promissory Notes described in Annex 3 to the Security Agreement Disclosure Letter) until the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, such Grantor may retain for collection in the ordinary course any Instruments received by such Grantor in the ordinary course of business and the Administrative Agent shall, promptly upon request of such Grantor, make appropriate arrangements for making any Instrument delivered by such Grantor available to such Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Administrative Agent, against trust receipt or like document);

(c) promptly from time to time enter into such control agreements, each in form and substance acceptable to the Majority Lenders, as may be required to perfect the security interest created hereby in any and all Deposit Accounts (other than Excluded Accounts), Investment Property, Electronic Chattel Paper and Letter-of-Credit Rights, and will promptly furnish to the Administrative Agent true copies thereof;

(d) promptly from time to time upon the written request of the Administrative Agent, (i) Grantor shall execute and deliver to the Administrative Agent such short-form security agreements as the Majority Lenders may deem necessary or desirable to protect the interests of the Secured Parties in respect of that portion of the Collateral consisting of Intellectual Property and (ii) take such other action as the Majority Lenders may deem necessary or appropriate duly to record or otherwise perfect the security interest created hereunder in that portion of the Collateral consisting of Intellectual Property registered or located outside of the United States;

(e) promptly upon request of the Administrative Agent, cause the Secured Parties to be listed as the lienholder on any certificate of title or ownership covering any Motor

Vehicle (other than Motor Vehicles constituting Inventory) and within 180 days of such request deliver evidence of the same to the Administrative Agent;

(f) keep full and accurate books and records relating to the Collateral;

(g) permit representatives of the Secured Parties, upon reasonable prior notice and, in the case of representatives who are not employees of Administrative Agent or its Affiliates, conditioned upon such representative(s) having first entered into a confidentiality agreement with Borrower in form reasonably acceptable to Borrower (provided that any such agreement that contains substantially identical provisions to Section 13.16 of the Loan Agreement shall be deemed acceptable to Borrower to the extent such representatives are covered under such agreement or under such provision), at and during normal business hours to inspect its books and records pertaining to the Collateral (excluding records subject to attorney-client privilege or subject to binding confidentiality agreements with third parties), and permit representatives of the Secured Parties to be present at such Grantor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Grantor with respect to the Collateral, all in such manner as the Majority Lenders may reasonably require; and

(h) promptly from time to time upon the request of the Majority Lenders, use commercially reasonable efforts to (i) execute and deliver such real estate security documents, landlord consents and collateral access agreements with respect to real Property owned or leased (as tenant) by such Grantor in the United States, (ii) obtain a bailee waiver or other agreement from the lessor of each leased property, the mortgagor of owned property or bailee or consignee with respect to any warehouse, processor, converted facility or other location where Collateral in excess of $500,000 (excluding Clinical Trial Assets) is stored or located at such individual location and (iii) cause to be recorded in the appropriate real property records such documents delivered pursuant to this Section 4.01(h) as the Administrative Agent may reasonably deem necessary or appropriate.

Notwithstanding the foregoing, nothing in this Agreement shall be deemed to obligate the Grantors to reimburse the Secured Parties for legal and filing costs, fees, expenses and other amounts with regards to actions required to grant or perfect any security interest in any foreign jurisdiction in excess of the limits set forth in Section 8.12(c) of the Loan Agreement.

4.02 Other Financing Statements or Control. Except as otherwise permitted under the Loan Documents, no Grantor shall (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Secured Parties are not named as the sole secured parties (except to the extent that such financing statement or instrument relates to a Permitted Lien), or (b) cause or permit any Person other than the Administrative Agent or the Secured Parties or any holder of a Permitted Priority Lien to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) of any Deposit Account (other than Excluded Accounts), Securities Account (other than Excluded Accounts), Commodity Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

4.03 Preservation of Rights. The Secured Parties shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

4.04 Special Provisions Relating to Certain Collateral. (a) Pledged Shares.

(i) The Grantors will cause the Pledged Shares to constitute at all times 100% of the total number of Shares of each Issuer (other than a Controlled Foreign Corporation that is a Grantor) then outstanding owned by the Grantors. In the case of any Issuer that is a Controlled Foreign Corporation and that is not a Grantor, the Grantors will comply with Section 8.12 of the Loan Agreement.

(ii) Until the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, the Grantors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares for all purposes not inconsistent with the terms of this Agreement, the other Loan Documents or any other instrument or agreement referred to herein or therein, provided that the Grantors jointly and severally agree that they will not vote the Pledged Shares in any manner that is inconsistent with the terms of this Agreement, the other Loan Documents or any such other instrument or agreement; and the Administrative Agent and Secured Parties shall execute and deliver to the Grantors or cause to be executed and delivered to the Grantors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Grantors may reasonably request for the purpose of enabling the Grantors to exercise the rights and powers that it is entitled to exercise pursuant to this Section 4.04(a)(ii).

(iii) Until the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, the Grantors shall be entitled to receive and retain any dividends, distributions or proceeds on the Pledged Shares paid in cash out of earned surplus.

(iv) After the occurrence of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, whether or not the Secured Parties or any of them exercises any available right to declare any Secured Obligations due and payable or seeks or pursues any other relief or remedy available to them under applicable law or under this Agreement, the other Loan Documents or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Pledged Shares shall be paid directly to the Administrative Agent for distribution to the Secured Parties and retained by them as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Grantors jointly and severally agree to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is waived in writing by the Majority Lenders in accordance with the Loan Agreement, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Grantors (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Grantors.

(b) Intellectual Property. (i) For the purpose of enabling the Secured Parties to exercise rights and remedies under Section 4.05 at such time as the Secured Parties shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Administrative Agent, to the extent assignable, the right to assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor to the same extent as the Grantor, wherever the same may be located.

(ii) Notwithstanding anything contained herein to the contrary, but subject to any provision of the Loan Documents that limits the rights of any Grantor to dispose of its property, until the earlier of (A) the exercise by the Secured Parties of any rights or remedies under Section 4.05, and (B) the receipt of notice from the Administrative Agent after the occurrence and during the continuance of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, the Grantors will be permitted to exploit, use, enjoy, protect, defend, enforce, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantors. In furtherance of the foregoing, unless an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement has occurred and is continuing, the Secured Parties or the Administrative Agent shall from time to time, upon the request of the respective Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that the Grantors shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to Section 4.04(b)(i) as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made) or earlier expiration of this Agreement or release of the Collateral, the Administrative Agent shall grant back to the Grantors the license granted pursuant to Section 4.04(b)(i). The exercise of rights and remedies under Section 4.05 by the Secured Parties shall not terminate the rights of the holders of any licenses, covenants not to sue or sublicenses theretofore granted by the Grantors in accordance with the first sentence of this Section 4.04(b)(ii).

(c) Chattel Paper. The Grantors will (i) deliver to the Administrative Agent each original of each item of Chattel Paper at any time constituting part of the Collateral, and (ii) cause each such original and each copy thereof to bear a conspicuous legend, in form and substance satisfactory to the Administrative Agent, indicating that such Chattel Paper is subject to the security interest granted hereby and that purchase of such Chattel Paper by a Person other than a Secured Party without the consent of the Majority Lenders would violate the rights of the Secured Parties.

(d) Agreements. Each Grantor shall use commercially reasonable efforts to ensure that each Material Agreement entered into after the date hereof, and as a condition to the Administrative Agent’s obligations to enter into a non-disturbance agreement or similar obligation pursuant to Section 2.07 of the Loan Agreement, each Permitted Commercialization Arrangement (i) may, in the event of any exercise of remedies hereunder, be assigned to a purchaser in a foreclosure sale of all or any portion of the Collateral (subject to assumption by such purchaser of all obligations under such Material Agreement), (ii) does not contain any provision which restricts or penalizes the granting of a security interest in such Material Agreement pursuant to the Loan Documents (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity) or the assignment of such Material Agreement upon the sale or other disposition of all or a portion of a product to which such Material Agreement relates and (iii) permits the disclosure of all information to be provided thereunder to the Administrative Agent and Lenders, to any assignee or prospective assignee described in the foregoing clause (ii), to any assignee or prospective assignee of the Administrative Agent or any Secured Party, and to any company in the business of purchasing or financing financial assets. The provisions described in the preceding sentence need not be included directly in such Material Agreement, but may be agreed by the applicable Material Agreement counterparty in a separate letter agreement.

4.05 Remedies. (a) Rights and Remedies Generally upon Event of Default. Upon the occurrence and continuance of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, the Secured Parties shall have all of the rights and remedies with respect to the Collateral of a secured party under the NYUCC (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Parties were the sole and absolute owner thereof (and each Grantor agrees to take all such action as may be appropriate to give effect to such right). Upon the occurrence and continuance of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the terms of the Loan Agreement, the Administrative Agent may exercise, on behalf of all the Secured Parties, such rights and remedies of the Secured Parties described above; and without limiting the foregoing:

(i) the Administrative Agent may, in their name or in the name of any Grantor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(ii) the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii) the Administrative Agent may require the Grantors to notify (and each Grantor hereby authorizes the Administrative Agent to so notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the Secured Parties hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Administrative Agent or as it may direct (and if any such payments, or any other Proceeds of Collateral, are received by any Grantor they shall be held in trust by such Grantor for the benefit of the Secured Parties and as promptly as possible remitted or delivered to the Administrative Agent for application as provided herein);

(iv) the Administrative Agent may require the Grantors to assemble the Collateral at such place or places, convenient to the Secured Parties and the Grantors, as the Administrative Agent may direct;

(v) the Administrative Agent may require the Grantors to cause the Pledged Shares to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any of such Pledged Shares is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Grantor copies of any notices and communications received by it with respect to such Pledged Shares); and

(vi) the Administrative Agent may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Secured Parties, the Administrative Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Collateral consisting of Trademarks, the goodwill connected with and symbolized by the Trademarks subject to such disposition shall be included. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

(vii) The Proceeds of each collection, sale or other disposition under this Section 4.05, including by virtue of the exercise of any license granted to the Administrative Agent in Section 4.04(b), shall be applied in accordance with Section 4.09.

(b) Certain Securities Act Limitations. The Grantors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Grantors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(c) Notice. The Grantors agree that to the extent the Administrative Agent is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, ten business days’ notice shall be deemed to constitute reasonable prior notice.

(d) No Assumption of Obligations. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, the Secured Parties are not assuming any liability or obligation of any Grantor or any of its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter. All such liabilities and obligations shall be retained by and remain obligations and liabilities of the applicable Grantor and/or its Affiliates, as the case may be. Without limiting the foregoing, the Secured Parties are not assuming and shall not be responsible for any liabilities or Claims of any Grantor or its Affiliates, whether present or future, absolute or contingent and whether or not relating to a Grantor, the Obligor Intellectual Property, and/or the Material Agreements, and each Grantor shall indemnify and save harmless the Secured Parties from and against all such liabilities, Claims and Liens.

4.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 are insufficient to cover the costs and expenses of such realization and the indefeasible payment in full in cash of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made), the Grantors shall remain liable for any deficiency.

4.07 Locations; Names, Etc. No Grantor shall (i) change its location (as defined in Section 9-307 of the NYUCC), (ii) change its name from the name shown as its current legal name on Annex 1 to the Security Agreement Disclosure Letter, or (iii) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category (such as from a General Intangible to Investment Property), if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) over such item of Collateral, unless in each case 30 days’ prior written notice has been provided to the Administrative Agent and such change is not otherwise restricted by the terms of any Loan Document. No Grantor shall store its Collateral (excluding Clinical Trial Assets) with an aggregate value in excess of $500,000 at any time with a bailee, consignee or similar party, except for such bailees, consignees and similar parties as are disclosed on Annex 1 to the Security Agreement Disclosure Letter, unless in each case 10 days’ prior written notice has been provided to the Administrative Agent.

4.08 Private Sale. The Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 conducted in a commercially reasonable manner. Each Grantor hereby waives any claims against the Administrative Agent, the Secured Parties or any of them arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent, the Secured Parties or any of them accepts the first offer received and does not offer the Collateral to more than one offeree.

4.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 4.09, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent or the Secured Parties under this Section 4, shall be applied by the Administrative Agent or the Secured Parties (as the case may be):

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out of pocket costs and expenses of the Secured Parties and the fees and expenses of their agents and counsel, and all expenses incurred and advances made by the Secured Parties in connection therewith;

Next, to the indefeasible payment in full of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made) in such order as the Secured Parties in their sole discretion shall determine; and

Finally, to the payment to the respective Grantor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

4.10 Attorney in Fact. Without limiting any rights or powers granted by this Agreement to the Secured Parties, upon the occurrence and continuance of an Event of Default that has not been waived in writing by the Majority Lenders in accordance with the Loan Agreement, the Administrative Agent (and any of its officers, employees or agents) hereby is appointed the attorney in fact of each Grantor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney in fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 4 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Grantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

4.11 Perfection and Recordation. Each Grantor authorizes the Secured Parties to file Uniform Commercial Code financing statements describing the Collateral as “all assets” or “all personal property and fixtures” of such Grantor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3); provided, however, that, notwithstanding anything set forth in this Agreement to the contrary, neither any Grantor nor any Secured Party shall make any filing with the U.S. Patent and Trademark Office, the U.S. Copyright Office or any other comparable foreign Governmental Authority with respect to any Copyrights, Patents or Trademarks owned solely by one or more third parties (and not any Grantor or any Subsidiary) and wholly in-licensed by a Grantor in which neither Grantor nor any Secured Party has any ownership interest.

4.12 Termination. When all Secured Obligations (other than contingent indemnification obligations for which no claim has been made) shall have been indefeasibly paid in full in cash, this Agreement automatically shall terminate, and the Secured Parties shall promptly, upon request of Grantors, cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Grantor and to be released and canceled all licenses and rights referred to in Section 4.04(b), in each case, at Grantors’ sole expense. The Secured Parties shall also promptly, at the expense of such Grantor, execute and deliver to such Grantor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the respective Grantor to effect the termination and release of the liens on the Collateral as required by this Section 4.12, in each case, at Grantors’ sole expense.

4.13 Further Assurances. Each Grantor agrees that, from time to time upon the written request of the Administrative Agent, such Grantor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may request in order fully to effect the purposes of this Agreement and take all further action that may be required under applicable law (including the laws of each jurisdiction in which each Grantor or any of its Subsidiaries is organized), or that the Administrative Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the Liens created or intended to be created by the Loan Documents. Each Grantor will promptly cause any subsequently acquired or organized Subsidiary to take such action as shall be necessary to ensure that it is a “Subsidiary Guarantor” in accordance with Section 8.12 of the Loan Agreement and enter into such other security agreements and take other such actions as may be required or reasonably requested by the Administrative Agent for the Secured Parties to have a valid first priority Lien on and security interest in all of the assets of such Subsidiary. In addition, from time to time, each Grantor will, at its sole cost and expense, promptly secure the Secured Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Administrative Agent shall designate, it being agreed that it is the intent of the parties hereto that the Secured Obligations shall be secured by, among other things, substantially all of the assets of the Grantors (including Collateral acquired subsequent to the Closing Date) other than Excluded Assets. Such Liens will be created under the Loan Documents in form and substance satisfactory to the Administrative Agent and each Grantor shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents as the Administrative Agent shall reasonably request to evidence compliance with this Section 4.13. The Secured Parties shall release promptly any lien covering any asset that has been disposed of in accordance with the provisions of the Loan Documents.

Section 5. Miscellaneous.

5.01 Notices. All notices, requests, consents and demands hereunder shall be delivered in accordance with Section 13.02 of the Loan Agreement.

5.02 No Waiver. No failure on the part of any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Grantor and the Administrative Agent (unless the consent of a different group of Persons is required in accordance with Section 13.04 of the Loan Agreement).

5.04 Expenses.

(a) The Grantors shall pay or reimburse the Administrative Agent and the Secured Parties for costs and expenses in accordance with Section 13.03 of the Loan Agreement.

(b) The Grantors shall hereby indemnify the Secured Parties, their Affiliates, and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties in accordance with Section 13.03(b) of the Loan Agreement.

5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Grantor, the Administrative Agent and the Secured Parties (provided that no Grantor shall assign or transfer its rights or obligations hereunder unless consented to in writing by the Administrative Agent in accordance with the Loan Agreement).

5.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

5.07 Governing Law; Submission to Jurisdiction; Etc. (a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b) Submission to Jurisdiction. Each Grantor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 5.07(b) is for the benefit of the Secured Parties only and, as a result, no Secured Party shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

(c) Waiver of Venue. Each Grantor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Grantor is or may be subject, by suit upon judgment.

(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

5.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08.

5.09 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

5.10 Agents and Attorneys in Fact. The Secured Parties may employ agents and attorneys in fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith.

5.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.12 Additional Grantors. Additional Persons may from time to time after the date of this Agreement become Grantors under this Agreement by executing and delivering to the Administrative Agent a supplemental agreement (together with all schedules thereto, a “Joinder”) to this Agreement, in substantially the form attached hereto as Exhibit A. Accordingly, upon the execution and delivery of any such Joinder by any such Person, such Person shall automatically and immediately, and without any further action on the part of any Person, become a “Grantor” under and for all purposes of this Agreement, and each of the Annexes to the Security Agreement Disclosure Letter shall be supplemented in the manner specified in such Joinder. In addition, upon the execution and delivery of any such Joinder, the new Grantor makes the representations and warranties set forth in Section 2.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

OMEROS CORPORATION, as Grantor

By
Name:
Title:

NURA, INC., as Grantor

By
Name:
Title:

CRG SERVICING LLC, as Administrative Agent

By
Name: Nathan Hukill
Title: Authorized Signatory

S-1

EXHIBIT A

to Security Agreement

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT dated as of [                ] by [NAME OF ADDITIONAL GRANTOR], a [                ] [corporation] (the “Additional Grantor”), in favor of each Lender, each other Secured Party (each as defined in the Loan Agreement referred to below) and CRG SERVICING LLC, as administrative agent and collateral agent (in such capacities, together with its successors and assigns, the “Administrative Agent”) for the Secured Parties.

A. Reference is made to (i) the Term Loan Agreement, dated as of October 26, 2016 (as amended, supplemented, restated, extended, renewed or replaced from time to time, the “Loan Agreement”), among OMEROS CORPORATION, a Washington corporation (“Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent and (ii) the Security Agreement, dated as of October [●], 2016 (as amended, supplemented, restated, extended, renewed or replaced from time to time, the “Security Agreement”; capitalized terms used herein by not defined shall have the meaning ascribed to such terms therein), among the Grantors party thereto and the Administrative Agent.

B. Section 5.12 of the Security Agreement provides that additional Persons may from time to time after the date of the Security Agreement become Grantors under the Security Agreement by executing and delivering to the Secured Parties a supplemental agreement to the Security Agreement in the form of this Joinder.

C. To induce the Secured Parties to maintain the term loans pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Grantor has agreed to execute and deliver (i) a Guarantee Assumption Agreement under the Loan Agreement, and (ii) this Joinder to the Secured Parties.

The Additional Grantor hereby agrees to become a “Grantor” for all purposes of the Security Agreement (and hereby supplements each of the Annexes to the Security Agreement Disclosure Letter in the manner specified in Appendix A hereto). Without limitation, as collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made), the Additional Grantor hereby pledges and grants to the Secured Parties as provided in Section 3 of the Security Agreement a security interest in all of the Additional Grantor’s right, title and interest in, to and under the Collateral of the Additional Grantor, in each case whether tangible or intangible, wherever located, and whether now owned by the Additional Grantor or hereafter acquired and whether now existing or hereafter coming into existence. In addition, the Additional Grantor hereby makes the representations and warranties set forth in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Loan Documents included reference to this Agreement.

Schedule __ -1

[SIGNATURE PAGES FOLLOW]

Schedule __ -2

IN WITNESS WHEREOF, the Additional Grantor has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

[INSERT NAME OF ADDITIONAL GRANTOR], as Grantor

By
Name:
Title:

CRG SERVICING LLC, as Administrative Agent

By
Name:
Title:

Schedule __ -3